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                              EXHIBIT 10.25

                 MEMORANDUM OF ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (''Agreement'') dated as of the date indicated hereinbelow, by and between INMAN'S CORPORATION, a Texas corporation, (''Purchaser''), whose registered office is 10620 E. Northwest Hwy., Dallas, Texas 75238, and WARRANTY REPAIR CORPORATION, a Texas corporation, (''Seller,'') of 10911 Petal Street, Dallas, Texas 75238.

                              INTRODUCTION

     Seller desires to sell and Purchaser desires to purchase certain specified assets of Seller on the terms and conditions set forth in this Agreement.

     In consideration of the mutual promises of the parties; in reliance on the representations, warranties, covenants, and conditions contained in this Agreement; and for other good and valuable consideration, the parties agree as follows:

                               ARTICLE 1

                                  SALE

                             Sale of Assets

     1.01. Seller agrees to sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser agrees to purchase or accept from Seller, all of the following assets of Seller:

     (a)  All of its repair parts inventory; and

     (b) All furniture, fixtures, equipment, supplies, and other items described on Schedule 1, attached to and incorporated fully into this Agreement.

                         Consideration for Sale

     1.02.     In   consideration  of  the  sale  and  transfer  of  the
specified assets of Seller and the representations, warranties, and covenants of Seller set forth in this Agreement, Purchaser shall pay to Seller $360,000, as follows: Cash down payment of $10,000 payable on the Closing Date; and One Promissory Note in the original principal sum of $350,000, executed by Buyer and made payable to and delivered to Seller, bearing no interest until default, then bearing interest at the maximum lawful rate, principal due and payable in periodic installments of $16,500.00 per month due on the first day of each month (or $8,250 bi-monthly due on the first and fifteenth day of each month), until said principal amount is fully paid; the timing of such payments to coincide with the due dates of CM's payments on Buyer's invoices, the first of which installments shall be due and payable on the next due date of CM's payment on Buyer's invoices after the Closing of Phase Two; SECURED by
UCC  filings  on  the  assets  transferred.   Credits will be applied to
payment  of  said note as follows:  a credit of 25% during the first six
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months  of  this  Agreement,  and  thereafter,  35%  of each IEC invoice payable by Curtis Mathes Corporation ("CM") for warranty repair services provided by IEC to CM after the date hereof, or the first $16,500 of each monthly payment by CM on IEC's invoices (or the first $8,250 of each bi-monthly payment by CM on IEC's invoices), whichever is less, will be applied toward payment of said note; said Promissory Note secured by Security Agreement of even date herewith.

                               ARTICLE 2

                SELLER'S REPRESENTATIONS AND WARRANTIES

     Seller hereby represents and warrants to Purchaser that the following facts and circumstances are and at all times up to the Closing Date will be true and correct:

                              Organization

     2.01. Seller is a corporation duly organized, validly existing, and in good standing under the laws of Texas. Seller has all requisite power and authority (corporate and, when applicable, government) to own, operate, and carry on its business as now being conducted.

                               Inventory

     2.02.     The    repair    parts    inventory   owned   by   Seller
(''Inventory'') consists of items of a quality and quantity inspected and accepted by Buyer.

                               Authority

     2.03. Seller has full power and authority to execute, deliver, and/or consummate this Agreement, subject to the conditions to Closing set forth in this Agreement.

                            Full Disclosure

     2.04. No representation, warranty, or covenant made to Purchaser in this Agreement nor any document, certificate, exhibit, or other information given or delivered to Purchaser pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit a material fact necessary to make the statements contained in this Agreement or the matters disclosed in the related documents, certificates, information, or exhibits not misleading.

                                Brokers

     2.05. Neither Seller, nor any of Seller's officers, directors, employees, or stockholders, has retained, consented to, or authorized any broker, investment banker, or third party to act on Seller's behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.
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                               ARTICLE 3

               PURCHASER'S REPRESENTATIONS AND WARRANTIES

     Purchaser represents and warrants to Seller that:

                               Authority

     3.01. Purchaser has full power and authority to execute, deliver, and consummate this Agreement subject to the conditions to Closing set forth in this Agreement. All corporate acts, reports, and returns required to be filed by Purchaser with any government or regulatory agency with respect to this transaction have been or will be properly filed prior to the Closing Date. No provisions exist in any contract, document, or other instrument to which Purchaser is a party or by which Purchaser is bound that would be violated by consummation of the transactions contemplated by this Agreement.

                                 Broker

     3.02. Neither Purchaser, nor any of Purchaser's officers, directors, or employees, has retained, consented to, or authorized any broker, investment banker, or third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

                 Organization and Standing of Purchaser

     3.03. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the state of Texas, with corporate power to own property and carry on its business as it is now being conducted.

                               ARTICLE 4

             CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE

     The obligation of Purchaser to Close under this Agreement is subject to each of the following conditions (any one of which may, at the option of Purchaser, be waived in writing by Purchaser) existing on the Closing Date, or such earlier date as the context may require.

                     Representations and Warranties

     4.01. Each of the representations and warranties of Seller in this Agreement, the disclosures contained in the exhibits to this Agreement, and all other information delivered under this Agreement shall be true in all material respects at and as of the Closing Date as though each representation, warranty, and disclosure were made and delivered at and as of the Closing Date.

                       Compliance With Conditions

     4.02. Seller shall comply with and perform all agreements, covenants, and conditions in this Agreement required to be performed and complied with by Seller. All requisite action (corporate and other) in order to consummate this Agreement shall be properly taken by Seller.
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                               ARTICLE 5

               CONDITIONS TO SELLER'S OBLIGATION TO CLOSE

     The obligation of Seller to Close under this Agreement is subject to each of the following conditions (any one of which at the option of Seller may be waived in writing by Seller) existing on the Closing Date.

                            Corporate Action

     5.01. Purchaser shall take appropriate corporate action regarding this transaction, which shall be evidenced by resolutions of its board of directors and shareholders and certified by Purchaser's corporate secretary, authorizing Purchaser to enter into and complete this transaction.

                          Government Approvals

     5.02. All necessary government approvals regarding this transaction shall be received prior to the Closing Date, in substantially the form applied for and to the reasonable satisfaction of Purchaser and its counsel.

                               ARTICLE 6

                  PARTIES' OBLIGATIONS AT THE CLOSING

                  Seller's Obligations at the Closing

     6.01. At the Closing, Seller shall execute, if appropriate, and shall deliver to Purchaser a bill of sale in a form acceptable to Purchaser sufficient to convey to Purchaser all rights, title, and interest in and to all of the inventories, fixtures, equipment, and items of personalty being sold to Purchaser under the terms of this Agreement.

                   Purchaser's Obligation at Closing

     6.02. At the Closing, Purchaser shall deliver to Seller against delivery of the items specified in Paragraph 6.01, above, a check in the amount of $10,000, the Promissory Note, and Security Agreement described herein.

                               ARTICLE 7

                           GENERAL PROVISIONS

         Survival of Representations, Warranties, and Covenants

     7.01. The representations, warranties, covenants, and agreements of the parties contained in this Agreement or contained in any writing delivered pursuant to this Agreement shall survive the Closing Date for the period of time set forth in this Agreement.
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                                Notices

     7.02. All notices that are required or that may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or by certified mail, return receipt requested, postage prepaid to the addresses shown in the first paragraph of this Agreement, or such other address as may be provided in writing to the other party as set out herein.

                        Assignment of Agreement

     7.03. This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the written consent of all parties and any attempt to make an assignment without consent is void.

                             Governing Law

     7.04. This Agreement shall be construed and governed by the laws of the state of Texas.

                           Amendments; Waiver

     7.05. This Agreement may be amended only in writing by the mutual consent of all of the parties, evidenced by all necessary and proper corporate authority. No waiver of any provision of this Agreement shall arise from any action or inaction of any party, except an instrument in writing expressly waiving the provision executed by the party entitled to the benefit of the provision.

                            Entire Agreement

     7.06. Except for the Letter of Intent dated April 29, 1996, the Warranty Service Agreement dated May 10, 1996, this Agreement, together with any documents and exhibits given or delivered pursuant to this Agreement, constitutes the entire agreement between the parties to this Agreement. No party shall be bound by any communications between them on the subject matter of this Agreement unless the communication is (a) in writing, (b) bears a date contemporaneous with or subsequent to the date of this Agreement, and (c) is agreed to by all parties to this Agreement. Except for the above, on execution of this Agreement, all prior agreements or understandings between the parties shall be null and void.

     Dated as of June 19, 1996.

PURCHASER:     Inman's Corporation


               By: /s/ Wade Gaylor
                    Wade Gaylor, President


SELLER:   WARRANTY REPAIR CORPORATION

          By: /s/ Pat Custer
               Patrick A. Custer, President